Exhibit 4.2

FRESHWORKS INC.
SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
December 16, 2019

TABLE OF CONTENTS

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
THIS SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of December 16, 2019, by and among FRESHWORKS INC., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”.
RECITALS
WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), shares of the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), shares of the Company’s Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), shares of the Company’s Series F Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), shares of the Company’s Series G Preferred Stock, par value $0.0001 per share (the “Series G Preferred Stock”) and/or shares of common stock, par value $0.00001 per share (the “Common Stock”) issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Sixth Amended and Restated Investors’ Rights Agreement dated as of July 25, 2018, by and among the Company and such Existing Investors (the “Prior Agreement”);
WHEREAS, the Company and certain of the Investors have entered into that certain Series H Preferred and Series A Preferred Stock Purchase Agreement dated as of November 8, 2019 (the “Purchase Agreement”), which provides for, among other things, the purchase by such Investors of shares of the Company’s Series H Preferred Stock, par value $0.0001 per share (the “Series H Preferred Stock” and collectively with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, the “Preferred Stock”) and Series A Preferred Stock;
WHEREAS, in order to induce certain of the Investors to purchase shares of Series H Preferred Stock, the Existing Investors desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and
WHEREAS, the Prior Agreement (other than Sections 2.1, 2.2, 2.3 and 2.4) may be amended, and the observance of any term therein waived, with the written consent of the Company and the Investors holding at least 66 2/3% of the Registrable Securities (as defined therein) then outstanding, and the provisions of Sections 2.1, 2.2, 2.3 and 2.4 of the Prior Agreement may be amended or waived with the written consent of the Company and the Major Investors (as defined therein) holding at least 66 2/3% of the Registrable Securities then outstanding that are held by all of the Major Investors.
NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the

Company and the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:
1.Registration Rights. The Company covenants and agrees as follows:
1.1     Definitions. For purposes of this Agreement:
(a)    The term “Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(b)    The term “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, officer, director or manager of such person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person.
(c)    The term “Board” means the Company’s Board of Directors, as constituted from time to time.
(d)    The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC (as defined below) that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(e)    The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.
(f)    The term “Holder” means any person owning or having the right to acquire Registrable Securities (as defined below) or any assignee thereof in accordance with Section 1.11 hereof.
(g)    The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.
(h)    The term “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(i)    The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
(j)    The term “Registrable Securities” means (i) the Common Stock issuable upon conversion of the Preferred Stock, (ii) any Common Stock held by an Investor and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by an Investor in a transaction in which its rights under this Section 1 are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
(k)    The term “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.
(l)    The term “Rule 144” shall mean Rule 144 under the Act.
(m)    The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 as it applies to persons who have held shares for more than one (1) year.
(n)    The term “Rule 405” shall mean Rule 405 under the Act.
(o)    The term “SEC” shall mean the Securities and Exchange Commission.
(p)    The term “Series A Director” shall have the meaning set forth in the Restated Certificate.
(q)    The term “Series B Director” shall have the meaning set forth in the Restated Certificate.
(r)    The term “Stock Plan” shall have the meaning set forth in the Purchase Agreement.
1.2    Request for Registration.
(a)    Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of thirty percent (30%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).
(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
(c)    Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:
(i)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already required to qualify to do business or is already subject to service in such jurisdiction and except as may be required under the Act; or
(ii)    after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or
(iii)    during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or
(iv)    if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or
(v)    if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period.
1.3    Company Registration.

(a)    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Initiating Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 1.2 or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
(c)    Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders holding a majority of the Registrable Securities requested to be so registered. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
1.4    Form S-3 Registration. In case the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding (for purposes of this Section 1.4, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
(a)    promptly, and in any event within ten (10) days after the Company’s receipt of such request by the S-3 Initiating Holders, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
(b)    use commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after the date notice was provided to such other Holders pursuant to this Section 1.4(a), provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:
(i)    if Form S-3 is not available for such offering by the Holders;
(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;
(iii)    if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period;
(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 1.4;
(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already required to qualify to do business or is already subject to service in such jurisdiction and except as may be required under the Act;
(vi)    if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice to such S-3 Initiating Holders of its bona fide intention to effect the filing of a registration statement with the SEC within ninety (90) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or
(vii)    during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 1.3 above, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.
(c)    If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).
(d)    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.
1.5    Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of not less than one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;
(b)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)    furnish to the Holders and underwriters (if applicable) such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(d)    use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be required by law or reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already required to qualify to do business or is already subject to service in such jurisdiction and except as may be required under the Act;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
(f)    notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(g)    cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and
(h)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would, in the good faith judgment of the Board:
(i)    materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii)    materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or
(iii)    require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).
In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.
1.6    Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
1.7    Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.
1.8    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.9    Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each

Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incidental to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
(d)    If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(f)    The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.
1.10    Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
1.11    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder or (c) after such assignment or transfer, holds at least five hundred thousand (500,000) shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (iii) such assignment shall be effective only if immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Act.
1.12    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 66 2/3% of the Registrable Securities then held by the holders of Preferred Stock, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.
1.13    “Market Stand-Off” Agreement.
(a)    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.
In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
(b)    Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL

OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
1.14    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after five (5) years following the consummation of a Qualified Public Offering (as such term is defined in the Restated Certificate), (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.
2.Covenants of the Company.
2.1    Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that (individually or collectively with its Affiliates) holds at least 500,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) (each, a “Major Investor”):
(a)    as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the budget for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;
(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(c)    as soon as practicable, but in any event within the earlier of (i) thirty (30) days of the end of each month and (ii) ten (10) days following each meeting of the Board in any given month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (1) be subject to normal year-end audit adjustments and (2) not contain all notes thereto that may be required in accordance with GAAP);
(d)    as soon as practicable, but in any event thirty (30) days after the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board of

Directors and prepared on a monthly basis, including balance sheets, income statements and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and
(e)    such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that (i) it deems in good faith to be a trade secret or similar confidential information, (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel, or (iii) the disclosure of which could violate applicable antitrust laws.
(f)    If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of submission or filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
2.2    Inspection. The Company shall permit each Major Investor to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information or the disclosure of which could violate applicable antitrust laws. Any costs associated with the exercise of such inspection rights shall be borne by the Company.
2.3    Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of a Qualified Public Offering (as that term is defined in the Restated Certificate), (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the 1934 Act or (c) the consummation of a Liquidation Event (as that term is defined in the Restated Certificate).
2.4    Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes, without duplication, (1) Lee Fixel and (2) any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
(a)    The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.
(b)    By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). At the expiration of such twenty (20) calendar day period, the Company shall promptly, in writing, notify each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) calendar day period commencing after the Company has given such notice to the Fully-Exercising Investors, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.
(c)    If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
(d)    The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to (1) the Company’s Stock Plan, or (2) plans or agreements approved by the Board, including the Series A Director and the Series B Director; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act, approved by the Board, including the Series A Director and the Series B Director, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, approved by the Board, including the Series A Director and the Series B Director, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance and sale of Series H Preferred Stock pursuant to the Purchase Agreement and the issuance of Common Stock upon the conversion thereof, (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships approved by the Board, including the Series A Director and the Series B Director, (vii) the issuance of Common Stock pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board, including the Series A Director and the Series B Director, provided such issuances are primarily for other than equity financing purposes, or (viii) Additional Stock (as defined in the Restated Certificate). In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.
(e)    The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to its Affiliates.
(f)    The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) a Qualified Public Offering (as that term is defined in the Restated Certificate) or (ii) a Liquidation Event (as that term is defined in the Restated Certificate).
2.5    Letter of Appointment; Consulting Agreement. The Company and its subsidiaries shall require all employees and consultants to execute and deliver a Letter of Appointment and a Consulting Agreement, respectively, in substantially the form approved by the Board.
2.6    Employee Agreements. Unless otherwise approved by the Board, including the Series A Director and the Series B Director, or an authorized committee thereof, all employees of the Company or its subsidiaries who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period in connection with the Company’s initial public offering. The Company shall retain a right of first refusal on transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost.
2.7    Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.
2.8    Qualified Small Business. Within twenty (20) business days after any Investor’s written request therefor, the Company shall deliver to such Investor (including the Investors) such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.
2.9    Directors and Officers Liability Insurance. If so determined by the Board, the Company shall obtain and maintain in full force and effect directors and officers liability insurance from a financially sound and reputable insurer in an amount and on terms satisfactory to the Series A Director and the Series B Director. Such insurance, when obtained, shall at all times be with an insurance carrier and in an amount satisfactory to the Board, including the Series A Director and the Series B Director.
2.10    Observer Rights. As long as Accel India III (Mauritius) Ltd. (“Accel”) holds any capital stock of the Company, the Company shall invite a representative of Accel to attend all meetings of its Board in a nonvoting observer capacity, as long as CapitalG LP (“CapitalG”) holds any capital stock in the Company, the Company shall invite a representative of CapitalG to attend all meetings of its Board in a nonvoting observer capacity, and as long as Sequoia Capital Global Growth Fund III – Endurance Partners, L.P. (“Sequoia”) holds any capital stock in the Company, the Company shall invite a representative of Sequoia to attend all meetings of its Board in a nonvoting observer capacity (each, a “Board Observer”) and, in this respect, shall give such representatives copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting could violate any applicable antitrust law or adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representatives or if Accel, CapitalG, Sequoia, as applicable, or its representative is or is affiliated with a direct competitor of the Company (it being acknowledged that (a) a portfolio company of Accel, CapitalG or Sequoia, as applicable, will not be deemed a competitor and (b) Accel, CapitalG or Sequoia, as applicable, and its representative shall not be considered a competitor of the Company for purposes of this section solely as a result of any portfolio company of such Investor).
2.11    Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to Section 2.1 or Section 2.2 hereof or in connection with the transactions contemplated by the Purchase Agreement and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, and as consistent with applicable laws, each Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 2.11, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.
2.12    Use of Name. The Company, the Investors (other than CapitalG), and their respective subsidiaries and any of their respective representatives shall not (a) use Google Inc.’s or CapitalG’s name in any manner or format (including reference on or links to websites, press releases, etc.) without the prior approval of CapitalG, or (b) issue any statement or communication to any third party (other than to their legal, accounting and financial advisors, and other than to potential investors or acquirers under a duty of confidentiality) regarding Google Inc.’s or CapitalG’s investment in the Company, without the consent of CapitalG. This Section 2.12 shall survive for so long as CapitalG continues to hold capital stock of the Company.
2.13    Charter Amendment. Within ten (10) days of the closing of the transactions contemplated by the Repurchase Agreements (as defined in the Purchase Agreement), the Company shall file an amendment to its Restated Certificate to decrease the number of authorized shares of Series A Preferred Stock such that there are no authorized but unissued shares of Series A Preferred Stock.
2.14    Termination of Certain Covenants. The covenants set forth in Section 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, and 2.10, shall terminate and be of no further force or effect upon the consummation of (a) a Qualified Public Offering (as that term is defined in the Restated Certificate), (b) a Liquidation Event (as that term is defined in the Restated Certificate), or (c) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the 1934 Act.
3.Miscellaneous.
3.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
3.2    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
3.3    Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
3.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
3.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).
3.6    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
3.7    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series H Preferred Stock after the date hereof, pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of

Series H Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
3.8    Entire Agreement; Amendments and Waivers. This Agreement together with the Purchase Agreement and the agreements contemplated thereby constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3, Section 2.4 and Section 2.12) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding at least 66 2/3% of the Registrable Securities then outstanding. The provisions of Section 2.1, Section 2.2, Section 2.3 and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding at least 66 2/3% of the Registrable Securities then outstanding that are held by all of the Major Investors. The provisions of Section 2.12 and this sentence of Section 3.8 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of CapitalG. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.
3.9    Severability. In the event that any provision of this Agreement becomes void or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall remain enforceable in accordance with its terms.
3.10    Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
3.11    Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force and effect.
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IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
FRESHWORKS INC.
By: /s/ Rathnagirish Mathrubootham
Name: Rathnagirish Mathrubootham
Title: Chief Executive Officer
Address:    2950 S Delaware St Suite 201
San Mateo, CA 94403
SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:
Tiger Global PIP VI Holdings
/s/ Moussa Taujoo
By: Moussa Taujoo
Title: Director
Internet Fund II Pte Ltd.
/s/ Venkatagiri Mudeliar
By: Venkatagiri Mudeliar
Title: Director
Internet Fund III Pte Ltd.
/s/ Venkatagiri Mudeliar
By: Venkatagiri Mudeliar
Title: Director

Address:	[***]
SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:
LFX TRUST LLC
By: /s/ Lee Fixel
Name: Lee Fixel
Title: Managing Partner
Address:    [***]
SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:
/s/ Evan Feinberg
Evan Feinberg
Address: [***]

Facsimile: [***]
SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:
ACCEL GROWTH FII (MAURITIUS) LTD.
By: /s/ Aslam Koomar
Name: Aslam Koomar
Title: Director
ACCEL LEADERS II HOLDINGS (MAURITIUS) LTD.
By: /s/ Aslam Koomar
Name: Aslam Koomar
Title: Director
ACCEL INDIA IV (MAURITIUS) LIMITED
By:     Accel Growth Fund II Associates L.L.C.
Its:    General Partner
By: /s/ Aslam Koomar
Name: Aslam Koomar
Title: Director
ACCEL INDIA III (MAURITIUS) LTD
By: /s/ Aslam Koomar
Name: Aslam Koomar
Title: Director
Address:    [***]

SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTOR:
ACCEL LEADERS HOLDINGS
(MAURITIUS) LTD.
By: /s/ Aslam Koomar
Name: Aslam Koomar
Title: Director
Address:    [***]

SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

N WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:
CAPITALG LP
By: CapitalG GP LLC,
Its: General Partner
By: /s/ Jeremiah Gordon
Name: Jeremiah Gordon
Title: General Counsel
Address:    [***]
SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:
CAPITALG 2014 LP
By: CapitalG 2014 GP, LLC
Its: General Partner
By: /s/ Jeremiah Gordon
Name: Jeremiah Gordon
Title: General Counsel
Address:    [***]

SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:
CAPITALG 2013 LP
By: CapitalG 2013 GP, LLC
Its: General Partner
By: /s/ Jeremiah Gordon
Name: Jeremiah Gordon
Title: General Counsel
Address:    [***]
CAPITALG II LP
By: CapitalG II GP LLC
Its: General Partner
By: /s/ Jeremiah Gordon
Name: Jeremiah Gordon
Title: General Counsel and Secretary
Address:     [***]
Email:     [***]
SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:
SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P., for itself and as nominee
By: SCGGF III – Endurance Partners Management, L.P., its General Partner
By: SC US (TTGP), Ltd., its General Partner
By: /s/ Douglas M. Leone
Name: Douglas M. Leone
Title: Authorized Signatory
Address: [***]

Email: [***]

SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first above written.
INVESTORS:
STEADVIEW CAPITAL MAURITIUS LIMITED
By: /s/ Ravi Mehta
Name: Ravi Mehta
Title: Authorized Signatory
Address:     [***]

SIGNATURE PAGE TO FRESHWORKS INC. SERIES H
SEVENTH AMENDED AND RESTATED INVESTOR'S RIGHTS AGREEMENT

SCHEDULE A
SCHEDULE OF INVESTORS
TIGER GLOBAL PIP VI HOLDINGS
INTERNET FUND II PTE LTD
INTERNET FUND III PTE LTD
LFX TRUST LLC
EVAN FEINBERG
ACCEL GROWTH FII (MAURITIUS) LTD.
ACCEL LEADERS HOLDINGS (MAURITIUS) LTD.
ACCEL LEADERS II HOLDINGS (MAURITIUS) LTD.
ACCEL INDIA III (MAURITIUS) LTD
ACCEL INDIA IV (MAURITIUS) LIMITED
CAPITALG LP
CAPITALG II LP
CAPITALG 2014 LP
CAPITALG 2013 LP
RAMAN RAVI RAMAN
RAJESH RAJASEKAR
SCI INVESTMENTS V
SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P.
MATRIX PARTNERS INDIA II LLC
MATRIX PARTNERS INDIA EXTENSION, LLC

STEADVIEW CAPITAL MAURITIUS LIMITED

SCHEDULE A-1